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                                                                    EXHIBIT 99.1


RELEASE  98-8

POPE & TALBOT CLOSES SALE OF TISSUE BUSINESS

For Immediate Release - March 6, 1998

        PORTLAND, OR -- Pope & Talbot, Inc. announced today that it has completed the sale of its private label tissue business to an investor group led by PLAINWELL, INC. for $147 million in cash and certain assumed liabilities. Pope & Talbot entered into a definitive agreement for the sale of its tissue business with PLAINWELL, INC. on January 22, 1998.

        Pope & Talbot, Inc. is a publicly-held, Portland, Oregon-based fiber and wood products company traded on the New York and Pacific Stock Exchanges. Pope & Talbot, Inc. was founded in 1849 and has operations in the U. S. and Canada.



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